UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)


Filed by the Registrant  |x|
Filed by a Party other than the Registrant  | |

Check appropriate box:
| |        Preliminary Proxy Statement
| | Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
| |        Definitive Proxy Statement
| |        Definitive Additional Materials
|x|        Soliciting Material under Rule 14a-12

                     AMERICAN MEDICAL SECURITY GROUP, INC.
----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                          Filed by: American Medical Security Group, Inc.
                                                  Pursuant to Rule 14a-12
                                under the Securities Exchange Act of 1934

                   Subject Company: American Medical Security Group, Inc.
                                              Commission File No. 1-13154



On October 28, 2004, American Medical Security Group, Inc. posted the following letter on the company's intranet for employee communications and sent the letter by e-mail to certain employees:


October 28, 2004

Dear AMS Employees:

As you might expect, we are beginning to have initial integration planning discussions with PacifiCare. While implementation of merger plans must await approval of the merger by our shareholders, as well as other regulatory and customary approvals, the planning process is nevertheless appropriate and key to the future success of the merger.

In light of that importance, I have asked Steve Snell to serve as our liaison with PacifiCare and to coordinate the integration planning process for AMS. Over the next several months, Steve will work closely with his counterpart at PacifiCare to ensure that our interaction and planning is efficient and ultimately successful.

As Vice President of Marketing Services, as a member of the Enhance Steering Committee, and as a member of the Q2i Steering Committee, Steve has demonstrated the necessary knowledge and management skills to tackle this important new assignment.

He will continue to report to Executive Vice President of Operations, Tom Zielinski, and he will also interact a great deal with me in this process.

Steve will undoubtedly touch every part of the organization in carrying out his new assignment. I'm confident he'll be met with the fullest possible support as we all work to maximize our exciting new partnership with PacifiCare.

Sam Miller
AMS President & CEO


PacifiCare Health Systems and American Medical Security Group and their respective officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of American Medical Security Group, Inc. with respect to the transactions contemplated by the merger agreement between PacifiCare and American Medical Security Group. Information regarding the companies' officers and directors is included in their respective definitive proxy statements for their 2004 annual meetings of stockholders filed with the Securities and Exchange Commission in April 2004. These documents are available free of charge at the Securities and Exchange Commission web site at www.sec.gov, from PacifiCare at pacificare.com and from AMS at eAMS.com. Investors and security holders may obtain more detailed information about who may be deemed participants in the solicitation of proxies by reading the AMS proxy statement when it becomes available.

Furthermore, investors and security holders of American Medical Security Group are urged to read American Medical Security Group's proxy statement regarding the proposed merger when it becomes available. It will contain important information about the merger and the transactions contemplated by the merger agreement. Investors and securities holders of American Medical Security Group may obtain a free copy of American Medical Security Group's proxy statement when it is available and other documents filed with the Securities and Exchange Commission at the Commission's web site at www.sec.gov. American Medical Security Group's proxy statement and these other documents may also be obtained for free from American Medical Security Group at eAMS.com in the "Investors" section.